Exhibit 10.53

English Translation

LEASE CONTRACT

Parties of this Contract:

Lessor (Party A): Beijing Bailiwei Technology Development Co., Ltd.

Lessee (Party B): Shanghai Mecox Lane International Mailorder Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China,” Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached agreement through consultations and entered into this Contract in respect of Party B’s leasing of the house which Party A is legally entitled to lease out.

1. Information about the Premise

1-1 Party A leases Party B the premises located at warehouses of Warehouse 13~14, No.10, North Tianhe Road, Da Xing District, Beijing (hereinafter the “Premises”). The construction area of the Premises is 1,220.1 square meters. The designated usage of the Premises is for warehouse and simple packing. The type of the Premises is warehouse. The structure of the Premises is brick and concrete. The floor plan of the Premises is attached hereto as Attachment 11. Party A has presented with Party B:

1) Certificate of Ownership of the Premises /. Certificate No.: /.

1-2 Being the custodian of the Premises, Party A enters into the lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premises have not been mortgaged.

1-3 It is listed in Attachments 21 and 31 by both parties the scope, conditions and requirements of the usage of the public or common area of the Premises, the existing decoration, accessory facilities and equipments, and the provisions, standard and matters to be negotiated related to the decoration and facilities installed by Party B and agreed by Party A. Both parties agree that the attachments hereto shall form the basis of the inspection when Party A hands over the Premises to Party B and when Party B returns the Premises to Party A upon the termination of this Contract.

[1]	There are no such Attachments 1, 2 and 3.

2. Usage of the Lease

2-1 Party B undertakes to Party A that the Premises shall be used only for the purpose of warehouse and simple packing and it shall comply with the national and municipal laws and regulations in relation to the usage of houses and property management.

2-2 Party B undertakes not to change the usage stipulated above without written consent of Party A and approvals of related departments according to the relevant rules and regulations.

3. Date of Handing Over and Lease Term

3-1 Both parties agree that Party A shall hand over the Premises to Party B before August 1, 2010. The lease term commences on August 1, 2010 and expires on May 10, 2012. No rental-free period shall be involved. Party B have priority to renew the lease between May 11, 2012 and May 10, 2015.

3-2 Party A shall have the right to take back the Premises upon the expiration of the term of the lease, and Party B shall return the Premises punctually. If Party B wishes to renew the lease, a written request shall be provided to Party A three months prior to the expiration of the term of the lease. Subject to Party A’s consent to the renewal, a new lease contract shall be executed.

4. Rent and Method and Time of Payment

4-1 Both parties agree that the monthly rent of the Premises is RMB20,410. (In capital: RMB TWENTY THOUSAND AND FOUR HUNDRED AND TEN) The rent shall remain unchanged during the tenancy.

4-2 Party B shall pay the rent after the receipt of the invoice issued by Party A. If Party B fails to pay punctually, for every single day of delay, it shall pay a penalty to Party A at the rate of 0.05% of the monthly rent.

4-3 The method of payment of the rent shall be as follows: To be paid quarterly by bank transfer.

5. Deposit and Other Fees

5-1 Both parties agree that Party B shall pay Party A the Deposit equal to the rent of / month in an amount of RMB/ when Party A hands over the Premises.

On receipt of the Deposit, Party A shall issue a receipt to Party B.

By termination of the tenancy, Party A shall offset from the Deposit the fees bearable by Party B hereunder and return the remains to Party B without interest.

5-2 During the tenancy, Party B shall bear the costs of water, electricity, gas, telecom, equipments, and property management relating to the use of the Premises.

5-3 The calculation, method of apportionment, method and time of payment of the above fees born by Party B shall be: To be paid together with the rent.

6. Requirements for Using the Premises and Responsibility for Reparation

6-1 During the tenancy, in the event that Party B discovers any damage or breakdown of the Premises and accessory facilities, it shall notify Party A promptly for reparation. Party A shall repair them within 2 days from the date of receipt of the notice. If Party A fails to repair in time, Party B may repair them at the cost of Party A.

6-2 During the tenancy, Party B shall make a proper use of and take good care of the Premises and accessory facilities. In respect of any damage or breakdown of the Premises or accessory facilities as a result of the improper use of Party B, Party B shall be liable for the reparation. In the event that Party B refuses to repair them, Party A may repair them instead at the cost of Party B.

6-3 During the tenancy, Party A ensures that the Premises and accessory facilities are in a normal, available and safe condition. Party A shall inform Party B 3 days prior to its inspection and maintenance of the Premises, and Party B shall render its co-operation. Party A shall minimise the impact on the use of the Premises by Party B.

6-4 If Party B needs to decorate or install ancillary facilities in addition to those stipulated in the Attachment 3 hereto, it shall obtain the prior written consent of Party A. If it needs approval from the related department, Party B shall get such approval before construction.

7. Conditions of the Premises When Returned

7-1 Party B shall return the Premises to Party A no later than the day following the date of the expiration of the tenancy unless Party A agrees to renew the lease. If Party B fails to return the Premises punctually without the consent of Party A, it shall pay the rent to Party A during the period of occupation of the Premises. At least rent for one month shall be charged.

7-2 Party B shall return the Premises in a condition consistent with the Premises having been used normally. Party A shall inspect the Premises when the Premises are returned and the parties hereto shall settle the fees that they are respectively responsible for.

8. Sublet, Transfer and Exchange

8-1 Party B may sublet part or the whole of the Premises to another party during the tenancy with written consent of Party A.

9. Conditions of Termination of this Contract

9-1 Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events at any time during the term of the lease:

(1) The use right of the land on which the Premises are situated is early revoked according to the law.

(2) The Premises are requisitioned according to the law for the public interest.

(3) The Premises are included in the demolition permission scope for urban development according to the law.

(4) The Premises get damaged, destroyed or are regarded as dangerous.

(5) The Premises are to be disposed of under mortgage which Party A has informed Party B of before the leasing.

9-2 Both parties agree that if any of the following events occurs, either party may inform the other party upon a written notice to terminate this Contract. The defaulting party shall pay the other party a penalty as liquidated damages equal to three times of the monthly rent. If the said liquidate damages are insufficient to make up for the losses suffered by the other party, the defaulting party shall further compensate for the balance thereof:

(1) Having failed to hand over the Premises punctually, Party A again fails to hand over the same within 15 days from the date of Party B’s written demand.

(2) The Premises handed over by Party A fail to comply with the conditions as herein contained, which frustrates the purpose of the lease; or the Premises are defective and endanger the safety of Party B.

(3) Party B changes the usage of the Premises without written consent of Party A, which causes damage to the Premises.

(4) The main structure of the Premises is damaged at fault of Party B.

(5) Party B sublets the Premises, transfers the leasing right of the Premises or exchanges with a third party their respective leased premises without permission.

(6) The aggregate amount of days of delayed payment of rent exceed 1 month.

10. Liabilities for Breach of Contract

10-1 In the event that the Premises have been defective by the time of handing over, Party A shall repair the Premises within three days from the date of handing over. If failed to repair the Premises punctually, Party A shall reduce the rent and amend the provisions in relation to the rent.

10-2 Party A shall be liable to compensate Party B for its losses occasioned by Party A’s failure to inform Party B that the Premises have been mortgaged or the transfer of the ownership of the Premises has been restricted before the leasing of the Premises.

10-3 Party A shall be liable to compensate Party B for its property damage or personal injury occasioned by Party’s failure to perform its obligations as contained herein related to the reparation and maintenance of the Premises during the tenancy, which causes damage to the Premises.

10-4 In the event that Party A early terminates this Contract and take bake the Premises other than in accordance with the provisions herein contained during the tenancy, it shall pay Party B a penalty as liquidated damages equal to twice of the rent for the days of the early termination. If the liquidated damages are not sufficient to make up for Party B’s losses, Party A shall further compensate Party B.

10-5 In the event that Party B decorates the Premises or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement thereof, Party A may require Party B to recover the Premises or compensate for its losses.

10-6 In the event that Party B early surrenders the lease other than in accordance with the provisions herein during the tenancy, the Deposit paid by Party B shall not be returned.

11. Other Provisions

11-2 This Contract shall become effective after being signed by both parties. Within 15 days after the effectiveness of this Contract, Party A shall file a registration of the lease at the Real Property Transaction Center or Farm System Reception where the Premises are located and receive a certificate of registration thereof. Once this Contract is registered, all changes and terminations shall be filed at the same department by Party A for modification registration or termination registration. Party A shall be fully liable for any legal disputes incurred by Party A’s failure to file the lease registration, modification registration or termination registration.

11-3 If this Contract has any outstanding matter, it can be settled by supplemental provisions upon negotiations between both parties. The supplemental provisions and attachments hereto shall be an integral part of this Contract.

11-4 By execution of this Contract, both parties shall be clear of their rights, obligations and responsibilities and be willing to perform strictly in accordance with the provisions hereof. If either party breaches this Contract, the other party may claim in accordance with the provisions hereof.

11-5 Any dispute arising from the performance of this Contract shall be settled through negotiation. If the parties fail to resolve the dispute through negotiation, both parties agree to bring a lawsuit to the People’s Court.

11-6 This Contract and its attachments shall have two originals.

Supplemental Provisions

1.	Party A shall ensure Party B may independently use telephone, water meter, power meter and other facilities, and suppliers of water, power, telecom and others shall charge Party B directly within the Premises.

2.	In the event any dispute arisen between both parties or Party B delays the payment of the rent or fails to leave the Premises promptly after the termination of the contract, both parties shall claim the right by litigation or arbitration, but not by cutting off water or power supply or in such way that affect on Party B’s business, neither by violence nor by other ways to destroy Party’s property, otherwise Party A shall bear the losses.

3.	The decoration and facilities added by Party B according to the provisions of Attachment 3 or for the business purpose hereof shall be handed over according to the natural used or priced through consultation by both parties by termination of this contract.

4.	Party A ensure the Premises completely comply with the requirements of the law and Shanghai municipal government department of fire control.

5.	Party A shall ensure Party B’s right to deal with its regular business freely seven days a week and from (time) to (time) every day. Unless otherwise stipulated by law or by this contract, Party A shall not affect in Party B’s business affairs.

6.	By termination of this contract and handing over of the Premises, the condition of the Premises, the inner decoration, facilities shall be recorded in the Attachment 3 hereof and be signed / sealed and confirmed by both parties. In the event any dispute arises or the Premises fails to be handed over successfully, either party may invite a notary public or members of the local government office or neighborhood committee to witness and photograph (video) to record the condition inside the Premises. Such record can be the effective record by handing over the Premises.

7.	In the event any dispute arises from neighbouring relationships or due to the public facilities, Party A shall coordinate positively to solve the matter. In the event such dispute affect Party B on its regular business, Party B may terminate the tenancy at its sole decision or require Party A to cover the losses of Party B, and such termination shall not be regarded as breach of this contract.

8.	In the event Party B wishes to renew the lease according article 3-2 of the contract, Party A agrees Party B shall have priority under the same condition.

9.	In the event there is any discrepancy between this supplemental provision and the main text of this contract, this supplemental provision shall prevail.

10.	Party A ensure that there shall be no defect to the ownership or other legal rights of the Premises and the accessory facilities which Party A rents to Party B. In the event that Party B is affected in the use of the Premises and the accessory facilities by a claim from a third party, Party B may terminate the contract immediately. Meanwhile Party A shall pay a penalty equal to twice of the monthly rent and compensate for the loss suffered by Party B as a result thereof (including but not limited to decoration input, relocating costs, rent difference and agency fees).

11.	Rent, management fees, water and electricity fees and every other fee for the period from May 11, 2010 to July 31, 2010 have all been settled without any amount outstanding from Party B.

Lessor (Party A):

Nationality:

Legal Representative:

Certificate / ID No.:

Address:

Post Code:

Tel:

Authorized Agent: Qingliang Gong

Signature & Seal: [seal: Beijing Bailiwei Technology Development Co., Ltd.]

Date of Execution: July 15, 2010

Place of Execution: Beijing

Lessee (Party B):

Nationality:

Legal Representative:

Certificate / ID No.:

Address:

Post Code:

Tel:

Authorized Agent:

Signature & Seal: [seal: Shanghai Mecox Lane International Mailorder Co., Ltd.]

Date of Execution:

Place of Execution: